Exhibit 99.4

MEDIA CONTACT:

Nicole Hall

(704) 943-8463

Nicole.hall@tree.com

FOR IMMEDIATE DISTRIBUTION:

Tree.com Signs Definitive Agreement to Sell Certain Assets to Discover Financial Services

CHARLOTTE, NC (May 12, 2011) — Tree.com, Inc. (NASDAQ:TREE), today announced that it has reached a definitive agreement to sell substantially all of the operating assets of its Home Loan Center subsidiary to Discover Financial Services (NYSE:DFS), headquartered in Riverwoods, Illinois for a net purchase price of approximately $55.9 million.

Home Loan Center, which operates as LendingTree Loans, a correspondent lending company, originates and processes consumer mortgage loans in all fifty states and the District of Columbia. The sale will add a home loan component to Discover’s direct-to-consumer banking products, which include credit cards, personal loans, private student loans, certificates of deposit, savings accounts and Roth individual retirement accounts.

“We believe this transaction is a significant step forward for Tree.com,” said Doug Lebda, chairman and chief executive officer of Tree.com. “This move enables us to bring more focus to our core lead generation business at a time when demand for LendingTree leads is particularly strong. In addition to the purchase price, this transaction will unlock significant cash that can be used to invest in our other verticals as we continue towards revenue diversification.”

“Discover is acquiring a proven operating platform that we can scale by leveraging our brand and lending expertise,” said Carlos Minetti, president of consumer banking and operations for Discover. “This will enable us to expand our line of banking products and provide home loans to consumers.”

The transaction is subject to various closing conditions and the approval of the stockholders of Tree.com. The acquisition is expected to close by the end of 2011.

About Tree.com, Inc.

Tree.com, Inc. (NASDAQ: TREE) is the parent of several brands and businesses that provide information, tools, advice, products and services for critical transactions in our customers’ lives.  Tree.com, Inc. is the parent company of wholly owned operating subsidiaries:  LendingTree, LLC and Home Loan Center, Inc., which does business as LendingTree Loans.  Our family of brands includes: LendingTree.com®, LendingTree Loans, GetSmart.com®, RealEstate.com®, DegreeTree.com, HealthTree.com, LendingTreeAutos.com, DoneRight.com, and InsuranceTree.com.  These brands serve as an ally for consumers who are looking to comparison shop for loans, real estate and other services from multiple businesses and professionals who will compete for their business.

Tree.com, Inc. is headquartered in Charlotte, N.C. and maintains operations solely in the United States. For more information, please visit www.tree.com.

Additional Information and Where to Find It

This press release may be deemed to be solicitation material in respect of the proposed transaction discussed above. In connection with the proposed transaction, Tree.com plans to file a proxy statement with the Securities and Exchange Commission. STOCKHOLDERS ARE ADVISED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THOSE DOCUMENTS WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement will be mailed to our stockholders. Stockholders may obtain a free copy of the proxy statement when it becomes available, and other documents filed by us with the SEC, at the SEC’s web site at http://www.sec.gov. Free copies of the proxy statement, when it becomes available, and our other filings with the SEC may also be obtained from us. Free copies of our filings may be obtained by directing a request to Tree.com, Inc., 11115 Rushmore Drive, Charlotte, North Carolina 28277, Attention: Secretary.

Forward-Looking Statements

This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations about future events.  These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual events may differ materially from what is expressed in such forward-looking statements due to numerous factors.  These include uncertainties as to the timing of the closing of the sale transaction; uncertainties as to whether stockholders will approve the sale transaction; the possibility that competing offers for the assets will be made; the possibility that various closing conditions for the transaction may not be satisfied or waived; and the effects of disruption from the transaction making it more difficult to maintain relationships with employees, customers and other business partners. Further information and risks regarding factors that could affect our business, operations, financial results or financial positions are discussed from time to time in Tree.com’s SEC filings and reports, and will be discussed in the proxy statement that Tree.com will provide to stockholders in connection with a special meeting to approve the transaction. We want to caution you not to place undue reliance on any forward-looking statements.  We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.